EXHIBIT 2.1
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                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement ("Agreement") made as of the 25th day of August, 2005, by and between Alec Bradley Cigar Corporation, a Florida corporation (the "Seller") and Alan Rubin or his assigns (Alan Rubin and his assignees are collective referred to as the "Buyer").

                                    RECITALS:

         WHEREAS, the Board of Directors and management of the Seller believe that it is in the best interest of the Seller and that the success of the Seller will be better achieved by the disposition of its assets and all of the liabilities associated with the operations and business of the Seller that comprise its cigar importing and distribution operations (the "Division");

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

                     SECTION 1. SALE AND PURCHASE OF ASSETS

         Upon the terms and subject to the conditions of this Agreement, the Buyer will at the Closing (as hereinafter defined), acquire from the Seller for 2,700,000 shares (the "Shares") of the Seller's common stock owned by the Buyer (the "Purchase Price"), the assets which are more completely described on
Exhibit 1 hereof (collectively the "Assets");

                      SECTION 2. ASSUMPTION OF LIABILITIES

         The Buyer shall assume all of Seller's liabilities including all liabilities associated with the business and operations of the Division, whether or not such liabilities are reflected on the books or records of Seller on the date hereof or on the Closing Date (collective all of the aforementioned liabilities are collectively the "Liabilities").

                    SECTION 3. EFFECTIVE DATE AND THE CLOSING

         The effective date (the "Effective Date") of this transaction shall be simultaneous with the closing of the Share Exchange Agreement (the "Share Exchange") between Online Vacation Center Holdings, Inc. ("Acquisition Target") and the Seller. The closing of the transaction contemplated herein (the "Closing") shall occur at a mutually agreeable time and place, on the earliest practicable date following the day on which all of the obligations and conditions precedent herein are complied with but in no event later than the date of the Share Exchange.

               SECTION 4. REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller, to the best of its knowledge, makes the representations and warranties to Buyer set forth below.

         4.1 Corporate Power of Seller. Seller has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.
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         4.2 Due Authority. Seller has all power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by them have been authorized by all necessary corporate action on the part of Seller. This Agreement is a valid and binding agreement of Seller, enforceable against the Sellers in accordance with its terms. Neither the execution and delivery of this Agreement by the Seller nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default under, any agreement or instrument to which Seller is a party or by which the Seller is bound, or any order, rule or regulation of any court or governmental agency having jurisdiction over the Seller.

         4.3 No Consents. No governmental filings, authorizations, approvals or consents are required to permit Seller to fulfill all of their respective obligations under this Agreement.

         4.4 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(i) violate any provision of the Certificate of Incorporation of Seller; (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which the Seller is a party; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon Seller, or upon the properties or business of the Seller; or (iv) violate any statute, law or regulation of any jurisdiction applicable to the Seller.

               SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer, to the best of its knowledge, represents and warrants to Seller as follows:

         5.1 Corporate Power of Buyer. Buyer has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.

         5.2 Due Authority. Buyer has all power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by it have been authorized by all necessary action on the part of Buyer. This Agreement is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms. Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default under, any agreement or instrument to which Buyer is a party or by which Buyer is bound, or any order, rule or regulation of any court or governmental agency having jurisdiction over Buyer.

         5.3 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(i) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which Buyer is a party; (ii)

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violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon Buyer, or upon the properties or business of Buyer; or (iii) violate any statute, law or regulation of any jurisdiction applicable to Buyer.

         5.4 Ownership of the Shares. The Buyer is the lawful owner of the Shares, free and clear of all security interests, liens, encumbrances, equities and other charges. The Buyer is not a party to any agreement, written or oral, creating rights in respect to the Shares in any third person or relating to the voting rights of the Shares.

                              SECTION 6. COVENANTS

         6.1 Seller's Cooperation After the Closing; Further Action. At any time, and from time to time after the Closing, the Seller shall execute and deliver to the Buyer such other instruments and take such other actions as the Buyer may reasonably request more effectively to vest title of the Division in the Buyer and, to the full extent permitted by law, to put the Buyer in actual possession and operating control of the Division. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done, all things necessary, proper or advisable under applicable laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated hereby.

         6.2 Regular Course of Business. Except as otherwise consented to or approved by Buyer in writing, until the Closing, Seller covenants and agrees (and will cause) that the Division will operate in the ordinary course, diligently and in good faith, consistent with past management practices.

                              SECTION 7. INDEMNITY

         7.1 Indemnification by Buyer. Buyer jointly and severally, agrees to indemnify, defend and hold harmless Seller, and the respective officers, representatives, agents, employees of the Seller and successors and assigns of the Seller from and against:

                  (1) Any and all losses resulting from any misrepresentation or breach of any representation or warranty or non-fulfillment of any covenant or agreement on the part of Buyer under the terms of this Agreement;

                  (2) Any liability or assessment relating to any losses (including tax liability or assessment) related to Seller, the Division, the Assets or this Agreement or the transactions contemplated hereby;

                  (3) All actions, suits, proceedings, arbitration's, demands, assessments, judgments, costs and expenses, including attorney's fees and disbursements, incident to the foregoing; and

                  (4) All claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which result from or relate to any activities of the Division

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         or Buyer prior to, on or subsequent to the Closing Date or which result from or relate to any breach of, or failure by Buyer to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Buyer under this Agreement.

         7.2 Indemnification by Seller. Seller agrees to indemnify, defend and hold harmless Buyer, and the respective officers, representatives, agents, employees of the Buyer from and against all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which result from or relate to any activities of the Seller subsequent to the Closing Date or which result from or relate to any breach of, or failure by Seller to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Seller under this Agreement.

         7.3 Indemnification Procedure. A party (an "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this Article 4. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

                         SECTION 8. CONDITIONS PRECEDENT

         8.1 Conditions Precedent to Sellers Obligations. The Seller's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Section 8.1. The Seller may waive any or all of these conditions in whole or in part without prior notice; so long as such waiver is in writing; and provided, however, that no such waiver of a condition shall constitute a waiver by the Seller of any other condition of or any of the Seller's rights or remedies at law or in equity, if Buyer shall be in default of any of its representations, warranties, or covenants under this Agreement.

                  (1) Performance. Buyer shall have performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date, and the representations and warranties contained herein shall be true and correct as of the Closing.

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                  (2) Absence of Litigation. No action, suit or proceeding
         before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted against any party hereto on or before the Closing Date.

                  (3) Fairness Opinion. The Seller shall have received a written opinion acceptable to the Seller, in its sole discretion, stating that the consideration to be received by the Seller pursuant to this Agreement is fair to the Seller and its shareholders from a financial point of view.

                  (4) Approval and Consummation of Agreement. The Agreement shall have been adopted by the affirmative vote of a majority of all the votes cast of the Seller at a special meeting of the Seller's shareholders, or as otherwise required and in accordance with the Articles of Incorporation of the Seller and the Florida Business Corporation Law.

                  (5) Approval of Acquisition Target. The Board of Directors of Acquisition Target shall have approved this Agreement and made a determination that the directors of the Seller acted in good faith and in the best interest of Seller in all ways related to or in connection with the transaction contemplated by this Agreement.

                  (6) Release of Seller. Buyer shall have released Seller for all claims of the Division and shall have executed a release substantially in a form approved by the Seller.

         8.2 Conditions Precedent to Buyer's Obligations. The Buyer's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Section 8.2. The Buyer may waive any or all of these conditions in whole or in part without prior notice; so long as such waiver is in writing; and provided, however, that no such waiver of a condition shall constitute a waiver by the Buyer of any other condition of or any of the Buyer's rights or remedies at law or in equity, if Seller shall be in default of any of its representations, warranties, or covenants under this Agreement.

                  (1) Performance. Seller shall have performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date, and the representations and warranties contained herein shall be true and correct as of the Closing.

                  (2) Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted against any party hereto on or before the Closing Date.

                            SECTION 9. MISCELLANEOUS

         9.1 Notices. Any notice or other communication required or which may given hereunder shall be in writing and shall be delivered personally,

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telegraphed, telexed, sent by facsimile transmission or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or if mailed, four (4) days after the date of mailing, as follows:

                                  If to Seller:

                                    3400 S.W. 26th Terrace, Suite A-1
                                    Dania, Florida  33312

                                  If to Buyer:

                                    3400 S.W. 26th Terrace, Suite A-1
                                    Dania, Florida  33312

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notice hereunder.

         9.2 Entire Agreement. This Agreement and any collateral agreement executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the subject matter hereof and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

         9.3 Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

         9.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State and jurisdiction shall be in Broward County, Florida.

         9.5 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.6 Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.












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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                           SELLER:

                                           ALEC BRADLEY CIGAR CORPORATION


                                           By:/s/ Alan Rubin
                                              ------------------------
                                           Name:  Alan Rubin
                                                ----------------------
                                           Its: President
                                               -----------------------


                                           BUYER:


                                           /s/ Alan Rubin
                                           ---------------------------
                                           ALAN RUBIN


































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                                    EXHIBIT 1

                              DESCRIPTION OF ASSETS

























































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